Exhibit 32.1

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Man Fai LEE, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q/A of China Premium Lifestyle Enterprise, Inc. for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of China Premium Lifestyle Enterprise, Inc.

I, Joseph Tik Tung WONG, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q/A of China Premium Lifestyle Enterprise, Inc. for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of China Premium Lifestyle Enterprise, Inc.

May 28, 2010	By:	/s/ Richard Man Fai LEE
Richard Man Fai LEE
Chief Executive Officer

May 28, 2010	By:	/s/ Joseph Tik Tung WONG
Joseph Tik Tung WONG
Chief Financial Officer, Treasurer and Secretary

This certification accompanies the Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of China Premium Lifestyle Enterprise, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.